UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 15, 2008

El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2008, El Paso Pipeline Holding Company, L.L.C. appointed Mr. William A. Smith to serve on the board of directors of El Paso Pipeline GP Company, L.L.C., our general partner, to be effective immediately. Mr. Smith will also serve on the audit committee of our general partner’s board. There are no material relationships or transactions between Mr. Smith and our major security holders. In addition, there are no material relationships between Mr. Smith and our general partner or any of our general partner’s directors, or executive officers, or the immediate family members of any such person. Finally, there are no family relationships between Mr. Smith and any director or executive officer of our general partner.

Mr. Smith will receive an annual retainer of $50,000 for his services on the board, paid in quarterly installments. In connection with his appointment, Mr. Smith will also receive an initial long-term equity grant of restricted common units with a value of $50,000. The restricted common units will be granted pursuant to the terms and conditions of the El Paso Pipeline GP Company, L.L.C. Long-Term Incentive Plan, or LTIP, and will vest in three equal annual installments beginning on December 31, 2008. As of December 1st each year, Mr. Smith will be eligible to receive an annual grant of restricted common units with a value of $50,000, to the extent he continues to serve on the board of directors of our general partner on such date. The annual award will be granted pursuant to the terms and conditions of the LTIP and will vest in full on the last day of the calendar year following the year in which the grant was made.

A copy of the press release announcing the appointment of Mr. Smith is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01 Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated May 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller
(Principal Financial and Accounting Officer)

Dated:  May 15, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 15, 2008.